                                                                     Exhibit 2.1

                                                                  Execution Copy




                         AGREEMENT AND PLAN OF MERGER


                                     AMONG


                           GENERAL ELECTRIC COMPANY,


                              ETHER MERGER CORP.


                                      AND


                           DATA CRITICAL CORPORATION


                           DATED AS OF JULY 19, 2001

                               TABLE OF CONTENTS

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                                                                                                        ----
ARTICLE I  THE MERGER....................................................................................  1
  Section 1.1.   The Merger..............................................................................  1
  Section 1.2.   Effective Time..........................................................................  1
  Section 1.3.   Effects of the Merger...................................................................  2
  Section 1.4.   Charter and Bylaws; Directors and Officers..............................................  2
  Section 1.5.   Conversion of Securities................................................................  2
  Section 1.6.   Exchange of Certificates................................................................  3
  Section 1.7.   Further Assurances......................................................................  5
  Section 1.8.   Closing.................................................................................  5

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.............................................  5
  Section 2.1.   Organization, Standing and Power........................................................  5
  Section 2.2.   Authority...............................................................................  5
  Section 2.3.   Consents and Approvals; No Violation....................................................  6
  Section 2.4.   Proxy Statement.........................................................................  7
  Section 2.5.   Brokers.................................................................................  7

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................  7
  Section 3.1.   Organization, Standing and Power........................................................  7
  Section 3.2.   Capital Structure.......................................................................  7
  Section 3.3.   Authority...............................................................................  9
  Section 3.4.   Consents and Approvals; No Violation.................................................... 10
  Section 3.5.   SEC Documents and Other Reports......................................................... 11
  Section 3.6.   Proxy Statement......................................................................... 11
  Section 3.7.   Absence of Certain Changes or Events.................................................... 12
  Section 3.8.   Permits and Compliance.................................................................. 12
  Section 3.9.   Tax Matters............................................................................. 14
  Section 3.10.  Actions and Proceedings................................................................. 15
  Section 3.11.  Certain Agreements...................................................................... 16
  Section 3.12.  ERISA................................................................................... 16
  Section 3.13.  Compliance with Worker Safety Laws...................................................... 18
  Section 3.14.  Liabilities............................................................................. 18
  Section 3.15.  Products and Claims..................................................................... 18
  Section 3.16.  Labor Matters........................................................................... 19
  Section 3.17.  Intellectual Property................................................................... 20
  Section 3.18.  Opinion of Financial Advisor............................................................ 21
  Section 3.19.  State Takeover Statutes................................................................. 21
  Section 3.20.  Required Vote of Company Stockholders................................................... 21
  Section 3.21.  Title to and Sufficiency of Assets...................................................... 21
  Section 3.22.  Accounts Receivable..................................................................... 22
  Section 3.23.  Inventories............................................................................. 22
  Section 3.24.  Environmental Matters................................................................... 22
  Section 3.25.  Suppliers, Customers, Distributors and Significant Employees............................ 23
  Section 3.26.  Insurance............................................................................... 24

                               TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
  Section 3.27.  No Consulting Activities Subject to Hospital-Physician Gainsharing Restrictions........... 25
  Section 3.28.  Transactions with Affiliates.............................................................. 25
  Section 3.29.  Representations and Warranties with respect to Operations outside of the United States.... 26
  Section 3.30.  Brokers................................................................................... 26
  Section 3.31.  Accuracy of Information................................................................... 26

ARTICLE IV  COVENANTS RELATING TO CONDUCT OF BUSINESS...................................................... 26
  Section 4.1.   Conduct of Business by the Company Pending the Merger..................................... 26
  Section 4.2.   No Solicitation........................................................................... 29
  Section 4.3.   Third Party Standstill Agreements......................................................... 30

ARTICLE V  ADDITIONAL AGREEMENTS........................................................................... 31
  Section 5.1.  Stockholder Meeting........................................................................ 31
  Section 5.2.  Preparation of the Proxy Statement......................................................... 31
  Section 5.3.  Access to Information...................................................................... 31
  Section 5.4.  Indemnification; Directors and Officers Insurance.......................................... 32
  Section 5.5.  Notification of Certain Matters............................................................ 32
  Section 5.6.  Fees and Expenses.......................................................................... 33
  Section 5.7.  Company Stock Options...................................................................... 35
  Section 5.8.  Reasonable Best Efforts.................................................................... 35
  Section 5.9.  Public Announcements....................................................................... 36
  Section 5.10.  Real Estate Transfer and Gains Tax........................................................ 36
  Section 5.11.  State Takeover Laws....................................................................... 36

ARTICLE VI  CONDITIONS PRECEDENT TO THE MERGER............................................................. 37
  Section 6.1.  Conditions to Each Party's Obligation to Effect the Merger................................. 37
  Section 6.2.  Condition to Obligation of the Company to Effect the Merger................................ 37
  Section 6.3.  Conditions to Obligations of Parent and Sub to Effect the Merger........................... 38

ARTICLE VII  TERMINATION, AMENDMENT AND WAIVER............................................................. 39
  Section 7.1.  Termination................................................................................ 39
  Section 7.2.  Effect of Termination...................................................................... 40
  Section 7.3.  Amendment.................................................................................. 40
  Section 7.4.  Waiver..................................................................................... 41

ARTICLE VIII  GENERAL PROVISIONS........................................................................... 41
  Section 8.1.  Non-Survival of Representations and Warranties............................................. 41
  Section 8.2.  Notices.................................................................................... 41
  Section 8.3.  Interpretation............................................................................. 42
  Section 8.4.  Counterparts............................................................................... 43
  Section 8.5.  Entire Agreement; No Third-Party Beneficiaries............................................. 43
  Section 8.6.  Governing Law.............................................................................. 43
  Section 8.7.  Assignment................................................................................. 43
  Section 8.8.  Severability............................................................................... 43
  Section 8.9.  Enforcement of this Agreement.............................................................. 44

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

          AGREEMENT AND PLAN OF MERGER, dated as of July 19, 2001 (this "Agreement"), among General Electric Company, a New York corporation ("Parent"), Ether Merger Corp., a Delaware corporation and an indirect, wholly-owned subsidiary of Parent ("Sub"), and Data Critical Corporation, a Delaware corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").

                             W I T N E S S E T H:

          WHEREAS, the respective Boards of Directors of Sub and the Company have approved and declared advisable this Agreement and the transactions contemplated hereby, including the merger of Sub and the Company (the "Merger"), upon the terms and subject to the conditions set forth herein; and the respective Boards of Directors of Sub and the Company have directed that this Agreement be submitted to their respective stockholders for adoption; and

          WHEREAS, in order to induce Parent and Sub to enter into this Agreement, concurrently herewith (i) Parent and the Company are entering into the Stock Option Agreement dated as of the date hereof (the "Stock Option Agreement") in the form of the attached Exhibit A; and (ii) Parent and certain of the stockholders of the Company are each entering into a Stockholder Agreement dated as of the date hereof (each, a "Stockholder Agreement") in the form of the attached Exhibit B; and

          NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I
                                  THE MERGER

          Section 1.1.  The Merger. Upon the terms and subject to the conditions
                        ----------
hereof, and in accordance with the General Corporation Law of the State of Delaware, as amended (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL. Notwithstanding anything to the contrary herein, at the election of Parent, any Subsidiary (as hereinafter defined) of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement, in form and substance reasonably satisfactory to Parent and the Company, in order to reflect such substitution.

          Section 1.2.  Effective Time. The Merger shall become effective when a
                        --------------
Certificate of Merger (which shall be in form and substance reasonably satisfactory to the parties hereto) (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware; provided, however, that, upon mutual consent
                                   --------  -------
of the Constituent Corporations, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Certificate of Merger is filed. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificate of Merger is accepted for recording or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made on the date of the Closing (as hereinafter defined).

          Section 1.3.  Effects of the Merger. The Merger shall have the effects
                        ---------------------
set forth in this Agreement and in Sections 259 through 261 of the DGCL.

          Section 1.4.  Charter and Bylaws; Directors and Officers.
                        ------------------------------------------

          (a) At the Effective Time, the Second Amended and Restated Certificate of Incorporation of the Company (the "Company Charter") shall be amended in its entirety to read as set forth in Exhibit C attached hereto and shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The By-laws of Sub in effect at the Effective Time will be adopted by, and will be the By-laws of, the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          (b) The directors of Sub at the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          Section 1.5.  Conversion of Securities. As of the Effective Time, by
                        ------------------------
virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

          (a) Each issued and outstanding share of common stock, par value $.01 per share, of Sub shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

          (b) All shares of Common Stock, par value $.001 per share, of the Company ("Company Common Stock"; such shares being hereinafter referred to as the "Shares") that are held in the treasury of the Company or by any wholly-owned Subsidiary of the Company and any Shares owned by Parent or by any wholly-owned Subsidiary of Parent shall be cancelled and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

          (c) Each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be canceled in accordance with Section 1.5(b) and other than Dissenting Shares (as defined in Section 1.5(d)) shall be converted into the right to receive from the Surviving Corporation in cash, without interest, $3.75 (the "Merger Consideration"). All such Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

          (d) Notwithstanding anything in this Agreement to the contrary, if required by the DGCL (but only to the extent required thereby) Shares that are issued and outstanding immediately prior to the Effective Time and that are held by a holder (a "Dissenting Stockholder") who properly exercises appraisal rights thereto in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted as described in Section 1.5(c), but shall be converted into the right to receive payment of the appraised value of such Shares in accordance with the provisions of such Section 262, until such holder fails to perfect or effectively withdraws or loses such holder's right to appraisal and payment under the DGCL. If, after the Effective Time, any Dissenting Stockholder fails to perfect or effectively withdraws or loses such right, the Shares of such Dissenting Stockholder shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon. The Company shall give Parent (i) prompt notice of any demands received by the Company for appraisal of Shares and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

          Section 1.6.    Exchange of Certificates.
                          ------------------------
          (a)  Paying Agent. Prior to the Effective Time, Parent shall designate
               ------------
a bank or trust company (or such other person or persons as shall be reasonably acceptable to Parent and the Company) to act as paying agent in the Merger (the "Paying Agent"), and at the Effective Time, Parent shall make available, or cause the Surviving Corporation to make available, to the Paying Agent cash in the amount necessary for the payment of the Merger Consideration upon surrender of certificates representing Shares as part of the Merger pursuant to Section
1.5. Any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be paid over to Parent.

          (b)  Exchange Procedure. As soon as reasonably practicable after the
               ------------------
Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented Shares (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 1.6, each Certificate (other than

Certificates representing Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate. Parent or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as Parent or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code (as hereinafter defined) or under any provisions of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made by Parent or the Paying Agent.

          (c)  No Further Ownership Rights in Shares. All cash paid upon the
               -------------------------------------
surrender of Certificates in accordance with the terms of this Article I shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article I, except as provided in Section 1.6(e).

          (d)  Termination of Payment Fund. Any portion of the funds made
               ---------------------------
available to the Paying Agent to pay the Merger Consideration which remains undistributed to the holders of Shares for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Shares who have not theretofore complied with this Article I and the instructions set forth in the letter of transmittal mailed to such holders after the Effective Time shall thereafter look only to Parent for payment of the Merger Consideration to which they are entitled.

          (e)  No Liability. None of Parent, Sub, the Company or the Paying
               ------------
Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any payment pursuant to this Article I would otherwise escheat to or become the property of any Governmental Entity (as hereinafter defined), the cash payment in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

          (f)  Lost Certificates. If any Certificate shall have been lost,
               -----------------
stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such person of a bond, in such reasonable amount as Parent or the Paying Agent may direct as indemnity against any claim that may be made against them with respect to such Certificate, the Paying Agent will pay in exchange for such lost, stolen or destroyed Certificate the amount of cash to which the holders thereof are entitled pursuant to Section 1.5.

          Section 1.7.  Further Assurances. If at any time after the Effective
                        ------------------
Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

          Section 1.8.  Closing. The closing of the transactions contemplated by
                        -------
this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Sidley Austin Brown & Wood, Bank One Plaza, Chicago, Illinois 60603, at 10:00 a.m., local time, no later than the second business day following the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived (if permissible) or at such other time and place as Parent and the Company shall agree.

                                  ARTICLE II
               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

          Parent and Sub represent and warrant to the Company as follows:

          Section 2.1.  Organization, Standing and Power. Each of Parent and Sub
                        --------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of its place of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted.

          Section 2.2.  Authority. On or prior to the date of this Agreement,
                        ---------
the Board of Directors of Sub has declared the Merger advisable and has approved this Agreement in accordance with the DGCL. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject to the approval of this Agreement by the sole stockholder of Sub. Parent has all requisite corporate power and authority to enter into the Stock Option Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement by Parent and Sub, the execution and delivery of the Stock Option Agreement by Parent and the consummation by Parent and Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action (including all Board action) on the part of Parent and Sub, subject to the filing of the appropriate Certificate of Merger as required by the DGCL. This Agreement has been duly executed and delivered by Parent and Sub, the Stock Option Agreement has been duly executed and delivered by Parent, and (assuming the valid authorization, execution and delivery of this Agreement and the Stock Option Agreement by the Company, and the validity and binding effect hereof and thereof on the Company) this Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms and the Stock Option Agreement constitutes the valid and binding obligation of Parent enforceable against Parent in accordance with its terms.

          Section 2.3.  Consents and Approvals; No Violation. Assuming that all
                        ------------------------------------
consents, approvals, authorizations and other actions described in this Section
2.3 have been obtained and all filings and obligations described in this Section
2.3 have been made, the execution and delivery of this Agreement and the Stock Option Agreement do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or result in the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Articles of Incorporation or the By-laws of Parent, each as amended to date, (ii) any provision of the comparable charter or organization documents of any of Parent's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect (as hereinafter defined) on Parent, materially impair the ability of Parent or Sub to perform their respective obligations hereunder or under the Stock Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Stock Option Agreement by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement or the Stock Option Agreement, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement or the Stock Option Agreement, (iv) such filings, authorizations, orders and approvals as may be required by state takeover laws (the "State Takeover Approvals"), (v) such filings as may be required in connection with the taxes described in Section 5.10, (vi) applicable requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws") and (vii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform its obligations hereunder or under the Stock Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby.

          Section 2.4.  Proxy Statement. None of the information to be supplied
                        ---------------
by Parent or Sub for inclusion or incorporation by reference in the proxy statement (together with any amendments or supplements thereto, the "Proxy Statement") relating to the Stockholder Meeting (as defined in Section 5.1) will, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          Section 2.5.  Brokers. No broker, investment banker or other person is
                        -------
entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Parent and Sub as follows:

          Section 3.1.  Organization, Standing and Power. The Company is a
                        --------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted. Except as set forth in Section 3.1 of the letter dated the date hereof and delivered on the date hereof by the Company to Parent, which relates to this Agreement and is designated therein as the Company Letter (the "Company Letter"), the Company and each of its Subsidiaries are duly qualified to do business, and are in good standing (with respect to jurisdictions that recognize such concept), in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          Section 3.2.  Capital Structure.
                        -----------------

          (a) As of the date hereof, the authorized capital stock of the Company consists of 25,000,000 Shares and 3,000,000 shares of preferred stock, par value $.001 per share ("Company Preferred Stock"). The Company has designated 50,000 shares of Company Preferred Stock as "Series A Participating Preferred Stock" and has reserved such shares for issuance upon the exercise of preferred share purchase rights (the "Rights") under the Rights Agreement dated as of June 15, 2000 (the "Company Rights Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent. The amendment to the Company Rights Agreement in the form of Exhibit D has been duly approved by the Company's Board of Directors and duly executed and delivered by the Company.

          (b)  At the close of business on July 15, 2001,

          (i) 17,118,240 Shares were issued and outstanding (including 18,459 Shares held under the Company's 1999 Employee Stock Purchase Plan), all of which were validly issued, fully paid and nonassessable and free of preemptive rights;

          (ii)   811,217 Shares were held in the treasury of the Company;

          (iii)  no Shares were held by Subsidiaries of the Company;

          (iv) no shares of Company Preferred Stock were issued and outstanding or held in the treasury of the Company or by any Subsidiary of the Company;

          (v) 325,843 Shares were reserved for issuance upon exercise of outstanding options issued under the Company's 1999 Employee Stock Purchase Plan, of which 18,459 were subject to outstanding options;

          (vi) 439,109 Shares were reserved for issuance upon exercise of outstanding vested and exercisable stock options issued under the Company's 1994 Stock Option Plan (the "1994 Plan");

          (vii) 2,701,658 Shares were reserved for issuance upon exercise of outstanding vested and exercisable stock options issued under the Company's 1999 Stock Option Plan (the "1999 Plan");

          (viii) 100,000 Shares were reserved for issuance upon exercise of outstanding vested and exercisable stock options issued under the Company's 1999 Director's Stock Option Plan (the "Director Plan");

          (ix) 1,450,729 Shares were reserved for issuance upon exercise of outstanding vested and exercisable stock options issued under the Data Critical Corporation/VitalCom Inc. 1993 Stock Option Plan ("VitalCom Inc." being hereinafter referred to as "Ether Sub" and such Data Critical Corporation/VitalCom Inc. 1993 Stock Option Plan being the "Ether Sub 1993 Plan");

          (x) 9,548 Shares were reserved for issuance upon exercise of outstanding vested and exercisable stock options issued under the Ether Sub 1996 Stock Option Plan (the "Ether Sub 1996 Plan");

          (xi) 179,740 Shares were reserved for issuance upon exercise of outstanding warrants; and

          (xii) no Shares were reserved for issuance upon exercise of outstanding vested and exercisable stock options issued under any other plans of the Company or any of its Subsidiaries.

     (c) Section 3.2 of the Company Letter contains a correct and complete list as of the date of this Agreement of each outstanding option to purchase Shares (the "Company

Stock Options") issued under the 1994 Plan, the 1999 Plan, the Director Plan, the Company's 1999 Employee Stock Purchase Plan; the Ether Sub 1993 Plan or the Ether Sub 1996 Plan (collectively, the "Company Stock Option Plans"), including the holder, date of grant, exercise price and number of Shares subject thereto, the Company Stock Option Plan under which such option was granted and whether the option is vested or exercisable.

          (d) Section 3.2 of the Company Letter contains a correct and complete list as of the date of this Agreement of each outstanding warrant to purchase Shares ("Company Warrants"), including the holder, the date of grant, the agreement under which such Company Warrants were issued, the exercise price and the number of Shares subject thereto.

          (e) Except for the Company Stock Options and Company Warrants and except under the Stock Option Agreement or as set forth in Section 3.2 of the Company Letter, there are no options, warrants, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement, and there are no outstanding contractual rights to which the Company or any of its Subsidiaries is a party, the value of which is based on the value of the Company Common Stock. Except as set forth in Section
3.2 of the Company Letter, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares or any capital stock of or any equity interests in any Subsidiary.

          (f) Each outstanding share of capital stock of each Subsidiary of the Company that is a corporation is duly authorized, validly issued, fully paid and nonassessable and, except as set forth in Section 3.2 of the Company Letter, each such share is owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. Each outstanding equity interest of each Subsidiary of the Company that is not a corporation is duly authorized, validly issued and fully paid and, except as set forth in Section 3.2 of the Company Letter, is owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. Section 3.2 of the Company Letter sets forth all of the information required to be set forth in Exhibit 21 to Form 10-K under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act").

          (g) The Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

          Section 3.3.  Authority.  On or prior to the date of this Agreement,
                        ---------
the Board of Directors of the Company has unanimously declared the Merger advisable and fair to and in the best interest of the Company and its stockholders, approved this Agreement in accordance with the DGCL, resolved to recommend the adoption of this Agreement by the Company's stockholders and directed that this Agreement be submitted to the Company's stockholders for adoption. The Company has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreement, to consummate the transactions contemplated by the Stock Option Agreement and, subject to approval by the stockholders of the Company of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action (including Board action) on the part of the Company, subject, in the case of this Agreement, to
(x) approval and adoption of this Agreement by the stockholders of the Company and (y) the filing of the Certificate of Merger as required by the DGCL. This Agreement and the Stock Option Agreement have been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the Stock Option Agreement by Parent and the validity and binding effect of this Agreement on Parent and Sub and the Stock Option Agreement on Parent) constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The filing of the Proxy Statement with the Securities and Exchange Commission (the "SEC") and the issuance of up to 3,406,530 Shares pursuant to the Stock Option Agreement have been duly authorized by the Company's Board of Directors.

          Section 3.4.  Consents and Approvals; No Violation.  Assuming that
                        ------------------------------------
all consents, approvals, authorizations and other actions described in this
Section 3.4 have been obtained and all filings and obligations described in this
Section 3.4 have been made, and except as set forth in Section 3.4 of the Company Letter, the execution and delivery of this Agreement and the Stock Option Agreement, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or result in the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Company Charter or the Amended and Restated Bylaws of the Company, (ii) any provision of the comparable charter or organization documents of any of the Company's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, losses, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or under the Stock Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Stock Option Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement or the Stock Option Agreement, except for (i) in connection, or in compliance, with the provisions of the HSR Act and the Securities Act and the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement or the Stock Option Agreement, (iv) such filings, authorizations, orders and approvals as may be required to obtain the State Takeover Approvals,
(v) such filings as may be required in connection with the taxes described in
Section 5.10, (vi) applicable requirements, if any, of Blue Sky Laws or the Nasdaq National Market and (vii) such other consents, orders, authorizations, registrations, declarations, approvals and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or under the Stock Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby.

          Section 3.5.  SEC Documents and Other Reports.  The Company has filed
                        -------------------------------
all required documents (including proxy statements) with the SEC since November 9, 1999 and Ether Sub has filed all required documents (including proxy statements) with the SEC since February 14, 1996 (collectively, the "Company SEC Documents"). Ether Sub's obligations to file documents with the SEC terminated on June 7, 2001, and no Subsidiary of the Company is required to file any documents with the SEC. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Company (or Ether Sub, as applicable) included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries (or Ether Sub, as applicable) as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in Section 3.5 of the Company Letter, in the Company SEC Documents filed with the SEC prior to the date of this Agreement or as required by U.S. generally accepted accounting principles, neither the Company, since November 9, 1999, nor Ether Sub, since February 14, 1996, has made any change in the accounting practices or policies applied in the preparation of its financial statements.

          Section 3.6.  Proxy Statement.  None of the information to be
                        ---------------
supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time of the mailing of the Proxy Statement or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

          Section 3.7.  Absence of Certain Changes or Events.  Except as
                        ------------------------------------
disclosed in the Company SEC Documents filed with the SEC prior to the date of this Agreement (but excluding (i) items disclosed under the heading "Factors That May Affect Our Business, Our Results of Operations and Our Stock Price" in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (the "Company Annual Report"), as filed with the SEC and similar disclosures elsewhere in the Company SEC Documents of the Company filed prior to the date hereof and (ii) items disclosed under the heading "Risk Factors" in the Annual Report on Form 10-K filed by Ether Sub for the year ended December 31, 2000 (the "Ether Sub Annual Report") and similar disclosures elsewhere in the Company SEC Documents of Ether Sub filed prior to the date hereof (collectively, the "Risk Factor Disclosures")) or as set forth in the Company Letter, since December 31, 2000, (A) the Company and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would result in a Material Adverse Effect on the Company, (B) the Company and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on the Company, (C) there has been no change in the capital stock of the Company except for the issuance of shares of the Company Common Stock pursuant to Company Stock Options and no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock, (D) there has not been (v) any adoption of a new Company Plan (as hereinafter defined), (w) any amendment to a Company Plan materially increasing benefits thereunder, (x) any granting by the Company or any of its Subsidiaries to any executive officer or other key employee of the Company or any of its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents, (y) any granting by the Company or any of its Subsidiaries to any such executive officer or other key employee of any increase in severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents or (z) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any such executive officer or other key employee, (E) there has not been any material change in the amount or terms of the indebtedness of the Company and its Subsidiaries from that described in the Company Annual Report (excluding the Risk Factor Disclosures) or the Ether Sub Annual Report (excluding the Risk Factor Disclosures) and (F) there has been no event causing a Material Adverse Effect on the Company, nor any development that would, individually or in the aggregate, result in a Material Adverse Effect on the Company.

          Section 3.8.  Permits and Compliance.  Except for matters covered by
                        ----------------------
Section 3.24, each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company

Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is in violation of (A) its charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative, or governmental rule or regulation of any Governmental Entity, including any consumer protection, equal opportunity, customs, export control, foreign trade, foreign corrupt practices (including the Foreign Corrupt Practices Act), health, health care industry regulation and third-party reimbursement laws, including under any Federal Health Care Program (as defined in Section 1128B(f) of the U.S. Federal Social Security Act (together with all regulations promulgated thereunder, the "SSA")), or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (A), (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company and for matters covered by Section
3.24. Without limiting the foregoing, each of the Company and its Subsidiaries is in compliance, in all material respects, with all current applicable statutes, rules, regulations or orders administered or issued by the United States Food and Drug Administration (the "FDA") or comparable foreign Governmental Entity; to the Company's Knowledge, there are no facts which furnish any reasonable basis for any warning letters from the FDA, Section 305 notices, or other similar communications from the FDA or comparable foreign Governmental Entity; and since December 31, 1997, there have been no recalls, field notifications, alerts or seizures requested or threatened relating to the products of the Company or any of its Subsidiaries, except set forth in Section
3.8 of the Company Letter. The products of the Company and its Subsidiaries, where required, are being marketed under valid 510(k) or Pre-Market Approval Applications. To the Knowledge of the Company, there is no false information or significant omission in any product application or product-related submission to the FDA or comparable foreign Governmental Entity. The Company and its Subsidiaries have obtained all necessary regulatory approvals from any foreign regulatory agencies related to the products distributed and sold by the Company or any of its Subsidiaries. Neither the Company nor any Subsidiary, nor the officers, directors, managing employees or agents (as those terms are defined in 42 C.F.R. (S)1001.1001) of the Company or any of its Subsidiaries: (i) have engaged in any activities which are prohibited under, or are cause for civil penalties or mandatory or permissive exclusion from, any Federal Health Care Program under Sections 1128, 1128A, 1128B, or 1877 of SSA or related state or local statutes, including knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind in return for, or to induce, the purchase, lease, or order, or the arranging for or recommending of the purchase, lease or order, of any item or service for which payment may be made in whole or in part under any such program; (ii) have had a civil monetary penalty assessed against them under Section 1128A of SSA; (iii) have been excluded from participation under any Federal Health Care Program; or
(iv) have been convicted (as defined in 42 C.F.R. (S) 1001.2) of any of the categories of offenses described in Sections 1128(a) or 1128(b)(1), (b)(2), or
(b)(3) of SSA. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement (excluding the Risk Factor Disclosures) or as set forth in Section 3.8 of the Company Letter, there are no contracts or agreements of the Company or its Subsidiaries having terms or conditions which would have a Material Adverse Effect on the

Company or having covenants not to compete that materially impair the ability of the Company or any of its Subsidiaries to conduct its businesses as currently conducted or would reasonably be expected to materially impair Parent's ability to conduct its medical systems businesses. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement (excluding the Risk Factor Disclosures), no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Company of the transactions contemplated by this Agreement or the Stock Option Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

          Section 3.9.  Tax Matters. Except as otherwise set forth in Section
                        -----------
3.9 of the Company Letter, (i) the Company and each of its Subsidiaries have filed all federal, and all material state, local, foreign and provincial, Tax Returns (as hereinafter defined) required to have been filed, and such Tax Returns are correct and complete, except to the extent that any failure to so file or any failure to be correct and complete would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company; (ii) all Taxes (as hereinafter defined) shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained, or such Taxes are being timely and properly contested; (iii) the Company and each of its Subsidiaries have complied with all rules and regulations relating to the withholding of Taxes and the remittance of withheld Taxes, except to the extent that any failure to comply with such rules and regulations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company; (iv) neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes that remains in effect; (v) no federal, state, local or foreign audits or administrative proceedings, of which the Company has Knowledge, are pending with regard to any Taxes or proposed audit or proceeding from the Internal Revenue Service ("IRS") or any other taxing authority; (vi) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of Tax Returns filed by or with respect to the Company and each of its Subsidiaries are currently pending; (vii) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full; (viii) no withholding is required under
Section 1445 of the Code in connection with the Merger; (ix) neither the Company nor any of its Subsidiaries has engaged in any transaction that would constitute a "tax shelter" within the meaning of Section 6111 or 6662 of the Code and that has not been disclosed on an applicable Tax Return; (x) neither the Company nor any of its Subsidiaries has submitted a request for a ruling to the IRS or a state tax authority; (xi) neither the Company nor any of its Subsidiaries has at any time made, changed or rescinded any express or deemed election relating to Taxes that is not reflected in any Tax Return; (xii) neither the Company nor any of its Subsidiaries has at any time changed any of its methods of reporting income or deductions for Tax purposes from those employed in the preparation of its Tax Returns; (xiii) neither the Company nor any of its Subsidiaries has been a member of an affiliated group of corporations (within the meaning of Section 1504(a)) filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign tax law) for any taxable period, other than a group the common parent of which is the Company or a Subsidiary; (xiv) neither the Company nor any of its Subsidiaries has any obligation under any agreement or arrangement with any other person with respect to Taxes of such other person (including pursuant to Treasury Regulations Section 1.1502-6 or comparable provision of state, local or foreign tax law), including any liability for Taxes of any predecessor entity; and (xv) the unpaid Taxes of the Company and its Subsidiaries do not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect temporary difference between book and Tax income) set forth or included in the most recent balance sheet included in the Company SEC Documents except to the extent that the failure to adequately reflect such revenue, individually or in the aggregate, would not have a Material Adverse Effect. For purposes of this Agreement: (i) "Taxes" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, custom, duty, ad valorem, value-added, transfer or excise tax, or other tax of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

          Section 3.10. Actions and Proceedings. Except as set forth in Section
                        -----------------------
3.10 of the Company Letter or for matters covered by Section 3.24, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries, or against or involving any of the present or former directors, officers, employees, consultants, agents or stockholders of the Company or any of its Subsidiaries, as such, any of its or their properties, assets or business or any Company Plan (as hereinafter defined) that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder or under the Stock Option Agreement. Except as set forth in Section 3.10 of the Company Letter or for matters covered by Section 3.24, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations (including claims for workers' compensation) pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or any of its or their present or former directors, officers, employees, consultants, agents or stockholders, as such, or any of its or their properties, assets or business or any Company Plan that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder or under the Stock Option Agreement. There are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of its or their present or former officers, directors, employees, consultants, agents or stockholders, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement or the Stock Option Agreement. No stockholder of Ether Sub properly exercised appraisal rights in accordance with Section 262 of the DGCL in connection with the transactions contemplated by the Agreement and Plan of Merger dated as of March 12, 2001 among the Company, Viper Acquisition Corp. and Ether Sub.

          Section 3.11.  Certain Agreements. Except as set forth in Section 3.11
                         ------------------
of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan (collectively, the "Compensation Agreements"), pension plan (as defined in Section 3(2) of ERISA) or welfare plan (as defined in Section 3(1) of ERISA) any of the benefits of which will be increased, or (except as contemplated by Section 5.7) the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Stock Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Stock Option Agreement.
Section 3.11 of the Company Letter sets forth (i) for each officer, director or employee who is a party to, or will receive benefits under, any Compensation Agreement as a result of the transactions contemplated herein, the total amount that each such person may receive, or is eligible to receive, assuming that the transactions contemplated by this Agreement are consummated on the date hereof, and (ii) the total amount of indebtedness owed to the Company or its Subsidiaries from each officer, director or employee of the Company and its Subsidiaries.

          Section 3.12. ERISA.
                        -----

          (a) Each Company Plan (as hereinafter defined) is listed in Section 3.12(a) of the Company Letter. With respect to each Company Plan, the Company has made available to Parent a true and correct copy of (i) the two most recent annual reports (Form 5500) filed with the IRS, (ii) each such Company Plan that has been reduced to writing and all amendments thereto, (iii) each trust agreement, insurance contract or administration agreement relating to each such Company Plan, (iv) a written summary of each unwritten Company Plan, (v) the most recent summary plan description or other written explanation of each Company Plan provided to participants, (vi) the three most recent actuarial reports or valuations relating to a Company Plan subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (vii) the most recent determination letter and request therefore, if any, issued by the IRS with respect to any Company Plan intended to be qualified under section 401(a) of the Code, (viii) any request for a determination currently pending before the IRS and (ix) all correspondence with the IRS, the Department of Labor, the SEC or Pension Benefit Guaranty Corporation relating to any outstanding controversy. Except as would not have a Material Adverse Effect on the Company, each Company Plan complies in all respects with ERISA, the Code and all other applicable statutes and governmental rules and regulations. Except as set forth in Section 3.12(a) of the Company Letter, no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan for which the 30-day notice requirement has not been waived. Neither the Company nor any ERISA Affiliate (as hereinafter defined) currently maintains, contributes to or has any liability or, at any time during the past six years has maintained or contributed to any pension plan which is subject to section 412 of the Code or section 302 of ERISA or Title IV of ERISA. Neither the Company nor any ERISA Affiliate currently maintains, contributes to or has any liability or, at any time during the past six years has maintained or contributed to any Company Multiemployer Plan (as hereinafter defined). No action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA. No Company Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

          (b) Except as listed in Section 3.12(b) of the Company Letter, with respect to the Company Plans, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any of its Subsidiaries or ERISA Affiliate or Company Plan fiduciary could be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable law which would have a Material Adverse Effect on the Company. All Company Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending, or the remedial amendment period with respect to the initial adoption of the Company Plan has not expired, or the Company Plan is a standardized prototype document and the Company is not aware of any reason why any such Company Plan is not so qualified in operation. Except as set forth in Section 3.12(b) of the Company Letter, neither the Company nor any of its Subsidiaries or ERISA Affiliates has any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code.

          (c) As used herein, (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Company Multiemployer Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA), or any other written or oral bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, restricted stock, stock appreciation right, holiday pay, vacation, severance, medical, dental, vision, disability, death benefit, sick leave, fringe benefit, personnel policy, insurance or other plan, arrangement or understanding, in each case established or maintained by the Company or any of its Subsidiaries or ERISA Affiliates or as to which the Company or any of its Subsidiaries or ERISA Affiliates has contributed or otherwise may have any liability, (ii) "Company Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its Subsidiaries or ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability, and (iii) "ERISA Affiliate" means any trade or business (whether or not incorporated) which would be considered a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

          (d) Section 3.12(d) of the Company Letter contains a list of all (i) severance and employment agreements with employees of the Company and each Subsidiary and ERISA Affiliate, (ii) severance programs and policies of the Company and each Subsidiary and ERISA Affiliate with or relating to its employees and (iii) plans, programs, agreements and other arrangements of the Company and each Subsidiary and ERISA Affiliate with or relating to its employees containing change of control or similar provisions.

          (e) Except as set forth in Section 3.12(e) of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

          (f) Except as set forth in Section 3.12(f) of the Company Letter, neither the Company, nor any of its Subsidiaries that employs people outside of the United States (i) is under any legal liability to pay pensions, gratuities, superannuation allowances or the like to any past or present directors, officers, employees or dependants of employees; (ii) is in the habit of making ex-gratia or voluntary payments by way of superannuation allowance or pension; or (iii) has, maintains or has contemplated any pension schemes or arrangements for payment of the pensions or death benefits or similar arrangements.

          Section 3.13.  Compliance with Worker Safety Laws. Except for matters
                         ----------------------------------
covered by Section 3.24, the properties, assets and operations of the Company and its Subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws"), except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Except for matters covered by Section 3.24, with respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, have a Material Adverse Effect on the Company.

          Section 3.14. Liabilities. Except as fully reflected or reserved
                        -----------
against in the financial statements included in the Company Annual Report and the Ether Sub Annual Report, or disclosed in the footnotes thereto, or as set forth in Section 3.14 of the Company Letter, and except for matters covered by
Section 3.24, the Company and its Subsidiaries had no liabilities (including Tax liabilities) at the date of such financial statements, absolute or contingent, other than liabilities that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, and had no liabilities (including Tax liabilities) that were not incurred in the ordinary course of business. As of the date hereof, the indebtedness for borrowed money of the Company and its Subsidiaries does not exceed $300,000.

          SECTION 3.15. Products and Claims.
                        -------------------

          (a) Except as set forth in Section 3.15(a) of the Company Letter, since December 31, 1997, neither the Company nor any Subsidiary has received a written or, to the Knowledge of the Company, oral claim for or based upon breach of product warranty (other than warranty service and repair claims in the ordinary course of business not material in amount or significance), strict liability in tort, negligent manufacture of product, negligent provision of services or any other allegation of liability, including or resulting in product recalls, arising from the materials, design, testing, manufacture, packaging, labeling (including instructions for use), or sale of its products or from the provision of services; and, to the Knowledge of the Company, there is no basis for any such claim which, if asserted, would likely have a Material Adverse Effect on the Company. No product sold or delivered or service rendered by the Company or any of its Subsidiaries is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale for products delivered and services rendered by the Company or any such Subsidiary, copies of which have previously been delivered to Parent.

          (b) The Company has provided to Parent a schedule of products of the Company and its Subsidiaries in development and planned introductions, a copy of which is attached to the Company Letter. The Company reasonably expects the goals set forth therein to be achieved in all material respects, except for such deviations as would not have a Material Adverse Effect on the Company or on the Company's businesses. The product and service engineering, development, manufacturing and quality control processes which have been and are being followed by the Company and its Subsidiaries are reasonably designed to produce products and services which (i) are consistent with the claims made about them in the sales brochures of the Company and its Subsidiaries and other statements made about them by or on behalf of the Company and its Subsidiaries, (ii) otherwise meet the reasonable expectations of customers of the Company or any Subsidiary, (iii) comply with applicable regulatory requirements and (iv) avoid claims of the type described in Section 3.15(a).

          (c) Except as set forth in Section 3.15(c) of the Company Letter, neither the Company nor any of its Subsidiaries has made any sales to customers that are contingent upon (x) providing future enhancements of existing products,
(y) adding features not currently available on existing products or (z) otherwise enhancing the performance of existing products (other than beta or similar arrangements pursuant to which customers of the Company or any of its Subsidiaries from time to time test or evaluate products).

          Section 3.16. Labor Matters.
                        -------------

          (a) Except as set forth in Section 3.16 of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, labor contract or other agreement with a body representing any of its employees. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for the Company or any of its Subsidiaries (the "Company Business Personnel"), and there is no unfair labor practice complaint or grievance against the Company or any of its Subsidiaries by any person pursuant to the National Labor Relations Act or any comparable state or foreign law pending or threatened in writing with respect to the Company Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on the Company. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on the Company.

          (b) Except as set forth in Section 3.16 of the Company Letter, (i) the Company and its Subsidiaries have not incurred any liability under, and have complied in all respects with, the Workers Adjustment Retraining Notification Act (the "WARN Act") , and, to the Knowledge of the Company, no fact or event exists that would reasonably be expected to give rise to liability under the WARN Act; (ii) no compensation paid or payable to any employee of the Company or any of its Subsidiaries has been or will be nondeductible by reason of application of Section 162(m) of the Code; and (iii) neither the Company nor any of its Subsidiaries has any obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985 with respect to any former employees or their related qualifying beneficiaries.

          Section 3.17. Intellectual Property. "Company Intellectual Property"
                        ---------------------
means all trademarks, trademark registrations, trademark rights and renewals thereof, trade names, trade name rights, patents, patent rights, patent applications, industrial models, inventions, invention disclosures, designs, utility models, inventor rights, software, copyrights, copyright registrations and renewals thereof, servicemarks, servicemark registrations and renewals thereof, servicemark rights, trade secrets, applications for trademark and servicemark registrations, know-how, confidential information and other proprietary rights, and any data and information of any nature or form used or held for use in connection with the businesses of the Company and/or any of its Subsidiaries as currently conducted or as currently contemplated by the Company or any such subsidiary, together with all applications or continuations thereof currently pending or in process for any of the foregoing. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof (excluding the Risk Factor Disclosures), the Company and its Subsidiaries own, or possess adequate licenses or other valid rights to use (including the right to sublicense to customers, suppliers or others as needed), all of the Company Intellectual Property that is necessary for the conduct or contemplated conduct of the Company's or its Subsidiaries' businesses. Section 3.17 of the Company Letter lists each material license or other agreement pursuant to which the Company or any of its Subsidiaries has the right to use Company Intellectual Property utilized in connection with any product of, or service provided by, the Company and its Subsidiaries, the cancellation or expiration of which would have a Material Adverse Effect on the Company (the "Company Licenses"). There are no pending or, to the Knowledge of the Company, threatened interferences, re-examinations, oppositions or cancellation proceedings involving any patents or patent rights, trademarks or trademark rights, or applications therefor, of the Company or any of its Subsidiaries. There are no pending or, to the Knowledge of the Company, threatened claims or litigation contesting the validity, ownership or right to use, sell, license or dispose of the Company Intellectual Property. The Company and its Subsidiaries have entered into agreements with employees, consultants, officers and agents sufficient to maintain the confidentiality of the Company Intellectual Property. There is no breach or violation by the Company or by any of its Subsidiaries under, and, to the Knowledge of the Company, there is no breach or violation by any other party to, any Company License that is reasonably likely to give rise to any termination or any loss of rights thereunder. There has been no unauthorized disclosure or use of confidential information, trade secret rights, processes and formulas, research and development results and other know-how of the Company or any of its Subsidiaries, the value of which to the Company and its Subsidiaries is dependent upon the maintenance of the confidentiality thereof. The conduct of the business of the Company and its Subsidiaries as conducted in the past, as currently conducted, or as contemplated in connection with the introduction of planned new products or services, did not, does not, and, in the reasonable expectation of the Company, will not infringe upon or conflict with, in any way, any license, trademark, trademark right, trade name, trade name right, patent, patent right, industrial model, invention, service mark, service mark right, copyright, trade secret or any other intellectual property rights of any third party. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof (excluding the Risk Factor Disclosures) or as set forth in
Section 3.17 of the Company Letter, there are no infringements of, or conflicts with, any Company Intellectual Property which, individually or in the aggregate, would have a Material Adverse Effect on the Company. Except as set forth in
Section 3.17 of the Company Letter, neither the Company nor any of its Subsidiaries has licensed or otherwise permitted the use by any third party of any proprietary information or Company Intellectual

Property on terms or in a manner which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

          Section 3.18. Opinion of Financial Advisor. The Company has received
                        ----------------------------
the oral opinion of U.S. Bancorp Piper Jaffray Inc. to the effect that, as of the date of such opinion, the Merger Consideration is fair to the Company's stockholders from a financial point of view, and such oral opinion shall be confirmed in writing and shall be delivered to Parent for informational purposes only promptly after the execution and delivery of this Agreement.

          Section 3.19. State Takeover Statutes. The Board of Directors of the
                        -----------------------
Company has, to the extent such statutes are applicable, taken all action (including appropriate approvals of the Board of Directors of the Company) necessary to render the provisions of Section 203 of the DGCL and Chapter 23B.19 of the Washington Business Corporation Act inapplicable to the Merger, this Agreement, the Stock Option Agreement, the Stockholder Agreements and the transactions contemplated hereby and thereby. To the Knowledge of the Company, no other state takeover statute or similar charter or bylaw provisions are applicable to the Merger, this Agreement, the Stock Option Agreement, the Stockholder Agreements and the transactions contemplated hereby and thereby.

          Section 3.20. Required Vote of Company Stockholders. The affirmative
                        -------------------------------------
vote of the holders of a majority of the outstanding Shares is required to adopt this Agreement. No other vote of the security holders of the Company is required by law, the Company Charter or the Amended and Restated By-laws of the Company or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby and in the Stock Option Agreement.

          Section 3.21. Title to and Sufficiency of Assets.
                        ----------------------------------

          (a) The Company and its Subsidiaries own good and marketable title to all of their assets constituting personal property which is material to their business (excluding, for purposes of this sentence, assets held under leases), free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions (collectively, "Liens"), except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof (excluding the Risk Factor Disclosures) or Section 3.21 of the Company Letter. Such assets, together with all assets held by the Company and the Subsidiaries under leases, include all tangible and intangible personal property, contracts and rights necessary or required for the operation of the businesses of the Company and its Subsidiaries as currently conducted.

          (b)  The Company and its Subsidiaries do not own any real property.

          (c) Section 3.21 of the Company letter sets forth a list of all real estate leases of the Company or any of its Subsidiaries (the "Real Estate Leases"). The Real Estate Leases are in full force and effect and no event has occurred which with the passage of time, the giving of notice, or both, would constitute a default or event of default by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other person who is a party signatory thereto, other than such defaults or events of default which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

          Section 3.22.  Accounts Receivable. All of the accounts and notes
                         -------------------
receivable of the Company and its Subsidiaries set forth on the books and records of the Company (net of the applicable reserves reflected on the books and records of the Company and in the financial statements included in the Company SEC Documents) (i) represent sales actually made or transactions actually effected in the ordinary course of business for goods or services delivered or rendered to unaffiliated customers in bona fide arm's length transactions, (ii) constitute valid claims, and (iii) except as set forth in
Section 3.22 of the Company Letter, are good and collectible at the aggregate recorded amounts thereof (net of such reserves) without right of recourse, defense, deduction, return of goods, counterclaim, or offset and have been or will be collected in the ordinary course of business and consistent with past experience.

          Section 3.23.  Inventories. Except as set forth in Section 3.23 of the
                         -----------
Company Letter, all inventories of the Company and its Subsidiaries consist of items of merchantable quality and quantity usable or salable in the ordinary course of business, are salable at prevailing market prices that are not less than the book value amounts thereof or the price customarily charged by the Company or the applicable Subsidiary therefor, conform to the specifications established therefor, and have been manufactured in accordance with applicable regulatory requirements, except to the extent that the failure of such inventories so to consist, be saleable, conform, or be manufactured would not have a Material Adverse Effect on the Company. Except as set forth in Section
3.23 of the Company Letter, the quantities of all inventories, materials, and supplies of the Company and each of its Subsidiaries (net of the obsolescence reserves therefor shown in the financial statements included in the Company SEC Documents filed with the SEC prior to the date hereof and determined in the ordinary course of business consistent with past practice) are not obsolete, damaged, defective, or excessive, except to the extent that the failure of such inventories to be in such conditions would not have a Material Adverse Effect on the Company.

          Section 3.24. Environmental Matters.
                        ---------------------

          (a) For purposes of this Agreement, the following terms shall have the following meanings: (i) "Hazardous Substances" means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (B) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law; (ii) "Environmental Law" means any law currently in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, or common law, relating to pollution or protection of the environment, health or safety or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances; and (iii) "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

          (b) Except as set forth in Section 3.24 of the Company Letter, the Company and its Subsidiaries are and have been in compliance with all applicable Environmental Laws, have obtained all Environmental Permits and are in compliance with their requirements, and have resolved all past non-compliance with Environmental Laws and Environmental Permits without any pending, on-going or future obligation, cost or liability, except in each case for the notices set forth in Section 3.24 of the Company Letter or where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (c) Except as set forth in Section 3.24 of the Company Letter, neither the Company nor any of its Subsidiaries has (i) placed, held, located, released, transported or disposed of any Hazardous Substances on, under, from or at any of the Company's or any of its Subsidiaries' properties or any other properties, other than in a manner that would not, in all such cases taken individually or in the aggregate, result in a Material Adverse Effect on the Company, (ii) to the Knowledge of the Company, the presence of any Hazardous Substances on, under, emanating from, or at any of the Company's or any of its Subsidiaries' properties or any other property but arising from the Company's or any of its Subsidiaries' current or former properties or operations, other than in a manner that would not result in a Material Adverse Effect on the Company, or (iii) to the Knowledge of the Company, received any written notice (A) of any violation of or liability under any Environmental Laws, (B) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any such violation or liability, (C) requiring the investigation of, response to or remediation of Hazardous Substances at or arising from any of the Company's or any of its Subsidiaries' current or former properties or operations or any other properties, (D) alleging noncompliance by the Company or any of its Subsidiaries with the terms of any Environmental Permit in any manner reasonably likely to require material expenditures or to result in material liability or (E) demanding payment for response to or remediation of Hazardous Substances at or arising from any of the Company's or any of its Subsidiaries' current or former properties or operations or any other properties, except in each case for the notices set forth in Section 3.24 of the Company Letter.

          (d) Except as set forth in Section 3.24 of the Company Letter, no Environmental Law imposes any obligation upon the Company or any of its Subsidiaries arising out of or as a condition to any transaction contemplated by this Agreement, including any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree.

          (e) Except as set forth in Section 3.24 of the Company Letter, there are no environmental assessments or audit reports or other similar studies or analyses in the possession of or available to the Company or any of its Subsidiaries relating to any real property currently or formerly owned, leased or occupied by the Company or any of its Subsidiaries.

          Section 3.25. Suppliers, Customers, Distributors and Significant
                        --------------------------------------------------
Employees.
---------

          (a) Except as set forth in Section 3.25 of the Company Letter, neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice or has any reason to believe that (i) any significant supplier, including any sole source supplier, will not sell raw materials, supplies, merchandise and other goods to the

Company or any of its Subsidiaries at any time after the Effective Time on terms and conditions substantially similar to those used in its current sales to the Company or any of its Subsidiaries, subject only to general and customary price increases, unless comparable raw materials, supplies, merchandise or other goods are readily available from other sources on comparable terms and conditions,
(ii) any significant customer of the Company or any of its Subsidiaries intends to terminate or limit or alter its business relationship with the Company or any such Subsidiary or (iii) any individual included in Section 3.25 of the Company Letter intends to terminate or has terminated such individual's employment with the Company or any such Subsidiary. Except as set forth in Section 3.25 of the Company Letter, neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice or has any reason to believe that any distributors, sales representatives, sales agents or other third party sellers will not sell or market the products or services of the Company or any such Subsidiary at any time after the Effective Time on terms and conditions substantially similar to those used in the current sales and distribution contracts of the Company and its Subsidiaries.

          (b) Except as set forth in Section 3.25 of the Company Letter, each agreement between the Company or any of its Subsidiaries and any distributor, sales representative, sales agent or other third party who sells or markets the products or services of the Company or any of its Subsidiaries constitutes a valid and binding obligation of the parties thereto and is in full force and effect and will continue in full force and effect after the Effective Time, in each case, without breaching the terms thereof, giving rise to a right of termination thereunder or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. Except as set forth in Section 3.25 of the Company Letter, the Company or one of its Subsidiaries has fulfilled and performed its obligations under each such agreement, and neither the Company nor any of its Subsidiaries is in, or, to the Knowledge of the Company, alleged to be in, breach or default thereunder, nor is there or, to the Knowledge of the Company, is there alleged to be, any basis for termination thereof, and, to the Knowledge of the Company, no other party to any such agreement has breached or defaulted thereunder or has acted or failed to act in any manner that is reasonably likely to result in criminal charges or claims for material damages being brought against the Company or any of its Subsidiaries; and except as set forth in Section 3.25 of the Company Letter, no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or, to the Knowledge of the Company, any of its Subsidiaries or by any such other party.

          Section 3.26. Insurance. All material fire and casualty, general
                        ---------
liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries have made any and all payments required to maintain such policies in full force and effect. Neither the Company nor any of its Subsidiaries has received notice of default under any such policy, and has not received written notice or, to the Knowledge of the Company, oral notice of any pending or threatened termination or cancellation, coverage limitation or reduction or material premium increase with respect to such policy.

          Section 3.27.  No Consulting Activities Subject to Hospital-Physician
                         ------------------------------------------------------
Gainsharing Restrictions.  Neither the Company nor its Subsidiaries have ever
------------------------
provided any clinical consulting services, including advice, suggestions or recommendations concerning physician partnership strategies and models, which would have been subject to the requirements of 42 U.S.C. sec. 1320a-7a(b)(1) and
(2).

          Section 3.28.  Transactions with Affiliates.
                         ----------------------------

          (a) For purposes of this Section 3.28, the term "Affiliated Person" means (i) any holder of 2% or more of the Company Common Stock, (ii) any director, officer or senior executive of the Company or any of its Subsidiaries,
(iii) any person, firm or corporation that directly or indirectly controls, is controlled by, or is under common control with, any of the Company or any of its Subsidiaries or (iv) any member of the immediate family or any of such persons.

          (b) Except as set forth in Section 3.28 of the Company Letter or in the Company SEC Documents filed with the SEC prior to the date hereof (excluding the Risk Factor Disclosures), since January 1, 2000, the Company and its Subsidiaries have not, in the ordinary course of business or otherwise, (i) purchased, leased or otherwise acquired any material property or assets or obtained any material services from, (ii) sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered in the ordinary course of business as director, officer or employee of the Company or any of its Subsidiaries), (iii) entered into or modified in any manner any contract with, or (iv) borrowed any money from, or made or forgiven any loan or other advance (other than expenses or similar advances made in the ordinary course of business) to, any Affiliated Person.

          (c) Except as set forth in Section 3.28 of the Company Letter or in the Company SEC Documents filed with the SEC prior to the date hereof (excluding the Risk Factor Disclosures), (i) the contracts of the Company and its Subsidiaries do not include any material obligation or commitment between the Company or any of its Subsidiaries and any Affiliated Person, (ii) the assets of the Company or any of its Subsidiaries do not include any receivable or other obligation or commitment from an Affiliated Person to the Company or any of its Subsidiaries and (iii) the liabilities of the Company and its Subsidiaries do not include any payable or other obligation or commitment from the Company or any of its Subsidiaries to any Affiliated Person.

          (d)  To the Knowledge of the Company and except as set forth in
Section 3.28 of the Company Letter or in the Company SEC Documents filed with the SEC prior to the date hereof (excluding the Risk Factor Disclosures), no Affiliated Person of any of the Company or any of its Subsidiaries is a party to any contract with any customer or supplier of the Company or any of its Subsidiaries that affects in any material manner the business, operations, assets, liabilities, employee relationships, earnings or results of operations, financial projections or forecasts, or the business prospects and condition (financial or otherwise) of the Company or any of its Subsidiaries.

          Section 3.29.  Representations and Warranties with respect to
                         ----------------------------------------------
Operations outside of the United States. If a representation and warranty
---------------------------------------
relates in whole or in part to operations of the Company and its Subsidiaries in jurisdictions outside of the United States, then the interpretation thereof shall be made (to the extent appropriate) by reference to the laws and regulations of the relevant jurisdiction.

          Section 3.30.  Brokers. No broker, investment banker or other person,
                         -------
other than U.S. Bancorp Piper Jaffray Inc., the fees and expenses of which will be paid by the Company (as reflected in an agreement between U.S. Bancorp Piper Jaffray Inc. and the Company, a copy of which has been furnished to Parent), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement and by the Stock Option Agreement based upon arrangements made by or on behalf of the Company.

          Section 3.31.  Accuracy of Information. None of the representations or
                         -----------------------
warranties made by the Company herein or in the Company Letter, or any certificate furnished by the Company to Parent pursuant to this Agreement, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statement contained herein or therein not misleading. None of the other documents provided by the Company or any of its Subsidiaries or any of their respective employees or agents to Parent in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

                                  ARTICLE IV
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

          Section 4.1.   Conduct of Business by the Company Pending the Merger.
                         -----------------------------------------------------
Except as set forth in Section 4.1 of the Company Letter, as expressly permitted by clauses (i) through (xviii) of this Section 4.1 or as otherwise expressly contemplated by this Agreement, during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in the Company Letter (with specific reference to the applicable subsection below), the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

                  (1) (A) other than dividends paid by wholly-owned Subsidiaries, declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such, (B) other than in the case of any Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

               (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options (including options under the Company Stock Option Plans) to acquire any such shares, voting securities, equity equivalent or convertible securities, other than (A) the issuance of Shares upon the exercise of Company Stock Options or Company Warrants outstanding on the date of this Agreement in accordance with their current terms and (B) the issuance of Shares pursuant to the Stock Option Agreement;

               (iii) amend the Company Charter, its Amended and Restated Bylaws or the Company Rights Agreement, except that the Company shall cause the Rights Agent to execute and deliver the amendment to the Company Rights Agreement in the form of Exhibit D hereto;

               (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets;

               (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than sales of inventory that are in the ordinary course of business consistent with past practice;

               (vi) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than indebtedness, loans, advances, capital contributions and investments between the Company and any of its wholly-owned Subsidiaries or between any of such wholly-owned Subsidiaries, in each case in the ordinary course of business consistent with past practices;

               (vii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any of its Subsidiaries;

               (viii) enter into or adopt any, or amend any existing, severance plan, agreement or arrangement or enter into or amend any Company Plan or employment or consulting agreement;

               (ix) increase the compensation payable or to become payable to its directors, officers or employees (except for increases in the ordinary course of business consistent with past practice in salaries or wages of employees of the Company or any of its Subsidiaries who are not officers of the Company or any of its Subsidiaries) or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of the Company or any of its Subsidiaries, or establish, adopt, enter into, or, except as may be required to comply with applicable law, amend in any material respect or take action (excluding any acts of the Company required to be taken, including any notices to be given, under any of the Company Stock Option Plans) to enhance in any material respect or accelerate any rights or benefits under, any labor, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

               (x) knowingly violate or knowingly fail to perform any obligation or duty imposed upon it or any of its Subsidiaries by any applicable material federal, state, local or foreign law, rule, regulation, guideline or ordinance;

               (xi) make any change to accounting policies or procedures (other than actions required to be taken by U.S. generally accepted accounting principles);

               (xii) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

               (xiii) make or rescind any express or deemed tax election related to Taxes or change any of its methods of reporting income or deductions for Tax purposes;

               (xiv) commence any litigation or proceeding with respect to any material Tax liability or settle or compromise any material Tax liability or commence any other litigation or proceedings or settle or compromise any other material claims or litigation;

               (xv) enter into or amend any agreement or contract with any distributor or any original equipment manufacturer; enter into or amend any agreement or contract with any customer, supplier, sales representative or agent (i) having a term in excess of 12 months and which is not terminable by the Company or a Subsidiary without penalty or premium by notice of 30 days or less or (ii) which involves or is expected to involve payments of $200,000 or more during the term thereof (provided that in the case of agreements or contracts with any customer, the margins anticipated from any such agreement or contract shall be consistent in all material respects with historical margins); enter into or amend any other agreement or contract material to the Company and its Subsidiaries; or purchase any real property; or make or agree to make any new capital expenditure or expenditures which in the aggregate are in excess of $200,000;

               (xvi) except in the ordinary course of business consistent with past practice, enter into or amend any agreement or contract with any other person pursuant to which the Company or any of its Subsidiaries is the licensor or licensee of any Intellectual Property;

               (xvii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent financial statements (or the notes thereto) of the Company and its Subsidiaries included in the Company SEC Documents or incurred in the ordinary course of business consistent with past practice; or

               (xviii) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

          Section 4.2.  No Solicitation.
                        ---------------

          (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any financial advisor, attorney or other advisor or representative of, the Company or any of its Subsidiaries to, (i) solicit, initiate or encourage the submission of, any Takeover Proposal (as hereafter defined), (ii) enter into any agreement with respect to or approve or recommend any Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to the Company or any of its Subsidiaries in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however,
                                                          --------  -------
that nothing contained in this Section 4.2(a) shall prohibit the Company or its directors from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or (ii) referring a third party to this Section 4.2(a) or making a copy of this Section 4.2(a) available to any third party; and, provided, further, that prior to the Stockholder Meeting, (A)
                  --------  -------
if the Board of Directors of the Company reasonably determines the Takeover Proposal constitutes a Superior Proposal (as defined below), then, to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by a majority thereof after consultation with independent counsel (who may be the Company's regularly engaged independent counsel), the Company may (1) in response to an unsolicited request therefor, furnish information with respect to the Company and its Subsidiaries to any person pursuant to a customary confidentiality agreement (as determined by the Company's independent counsel) and (2) engage in or authorize discussions or negotiations with any person making such Takeover Proposal, and (B) provided that the Company has satisfied the conditions to its exercise of its rights to terminate this Agreement pursuant to Section 7.1(g) hereof, in respect of any Superior Proposal, the Board of Directors of the Company may (1) recommend such Superior Proposal to its stockholders (and in connection therewith, withdraw its favorable recommendation to stockholders to adopt this Agreement) and (2) enter into a letter of intent or other agreement contemplating or otherwise relating to such Superior Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer or director of the Company or any of its Subsidiaries or any financial advisor, attorney or other advisor or representative of the Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 4.2(a) by the Company. For purposes of this Agreement, "Takeover Proposal" means any proposal for a merger or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement and the Stock Option Agreement, and "Superior Proposal" means a bona fide proposal made by a third party to acquire the Company pursuant to a tender or exchange offer, a merger, a sale of all or substantially all its assets or otherwise on terms which a majority of the disinterested members of the Board of Directors of the Company determines, at a duly constituted meeting of the Board of Directors or by unanimous written consent, in its reasonable good faith judgment to be more favorable to the Company's stockholders than the Merger (after consultation with the Company's independent financial advisor that the value of the consideration provided for in such proposal exceeds the value of the consideration provided for in the Merger) and for which financing, to the extent required, is then committed or which, in the reasonable good faith judgment of a majority of such disinterested members, as expressed in a resolution adopted at a duly constituted meeting of such members (after consultation with the Company's independent financial advisor), is reasonably capable of being obtained by such third party.

               (b) The Company shall advise Parent orally and in writing of (i) any Takeover Proposal or any inquiry with respect to or which could lead to any Takeover Proposal received by any officer or director of the Company or, to the Knowledge of the Company, any financial advisor, attorney or other advisor or representative of the Company, (ii) the material terms of such Takeover Proposal (including a copy of any written proposal), and (iii) the identity of the person making any such Takeover Proposal or inquiry no later than 24 hours following receipt of such Takeover Proposal or inquiry. If the Company intends to participate in discussions or negotiations with and/or furnish any person with any information with respect to any Takeover Proposal in accordance with Section 4.2(a), the Company shall advise Parent orally and in writing of such intention not less than two business days in advance of providing such information or participating in such discussions or negotiations. The Company will keep Parent fully informed of the status and details of any such Takeover Proposal or inquiry.

               Section 4.3.  Third Party Standstill Agreements. During the
                             ---------------------------------
period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which the Company or any of its Subsidiaries is a party (other than any involving Parent). During such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

               Section 5.1.  Stockholder Meeting. The Company will, as soon as
                             -------------------
practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of stockholders (the "Stockholder Meeting") for the purpose of considering the approval and adoption of this Agreement and at such meeting call for a vote and cause proxies to be voted in respect of the approval and adoption of this Agreement. The Company will, through its Board of Directors, recommend to its stockholders the adoption of this Agreement, and shall not withdraw or modify such recommendation; provided, however, that the
                                                  --------  -------
Board of Directors of the Company may withdraw, modify or change such recommendation if it (i) has not breached Section 4.2 and (ii) enters into a merger, acquisition or other agreement (including an agreement in principle) to effect a Superior Proposal or the Board of Directors resolves to do so, provided that the Company has complied with Section 7.1(g) of this Agreement. Notwithstanding the Company's rights regarding a Superior Proposal in the preceding sentence, the Company agrees that its obligations pursuant to the first sentence of this Section 5.1 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of a Takeover Proposal.

               Section 5.2.  Preparation of the Proxy Statement. The Company
                             ----------------------------------
shall as soon as practicable after the date hereof prepare and file a preliminary Proxy Statement with the SEC and shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the staff. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Stockholder Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent timely and reasonably objects. Parent shall cooperate with the Company in the preparation of the Proxy Statement or any amendment or supplement thereto.

               Section 5.3.  Access to Information. Subject to currently
                             ---------------------
existing contractual and legal restrictions applicable to the Company or any of its Subsidiaries, the Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of Parent reasonable access to, and permit them to make such inspections as they may reasonably require of, during the period from the date of this Agreement through the Effective Time, all of their respective properties, books, contracts, commitments and records (including engineering records and Tax Returns and the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, the Company shall, and shall cause each of its Subsidiaries to, (i) furnish promptly to Parent a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws, (ii) furnish promptly to Parent all other information concerning its business, properties and personnel as Parent may reasonably request and (iii) promptly make available to Parent all personnel of the Company and its Subsidiaries knowledgeable about matters relevant to such inspections. No investigation pursuant to this Section
5.3 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained by Parent pursuant to this Section 5.3 shall be kept confidential in accordance with the Confidentiality Agreement, dated June 11, 2001, as amended, between Parent and the Company (the "Confidentiality Agreement").

               Section 5.4.  Indemnification; Directors and Officers Insurance.
                             -------------------------------------------------

               (a) From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless all past and present officers and directors of the Company and of its Subsidiaries to the same extent and in the same manner such persons are indemnified as of the date of this Agreement by the Company pursuant to the DGCL, the Company Charter, the Company's Amended and Restated Bylaws or the indemnification agreements described in Section 5.4 of the Company Letter for acts or omissions occurring at or prior to the Effective Time.

               (b) Parent shall cause the Surviving Corporation to provide, for an aggregate period of not less than three years from the Effective Time, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is substantially similar to the Company's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not
                    --------  -------
be required to pay an annual premium for the D&O Insurance in excess of 150% of the last annual premiums paid prior to the date hereof (which premiums the Company represents and warrants to be approximately $150,000), but in such case shall purchase as much coverage as possible for such amount.

               Section 5.5.  Notification of Certain Matters. Parent shall use
                             -------------------------------
its reasonable best efforts to give prompt notice to the Company, and the Company shall use its reasonable best efforts to give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause
(x) any representation or warranty contained in this Agreement and made by it to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement and made by it not to be complied with or satisfied in all material respects, (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any change or event which would be reasonably likely to have a Material Adverse Effect on Parent or the Company, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 5.5
--------  -------
shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

               Section 5.6.  Fees and Expenses.
                             -----------------

               (a) Except as provided in this Section 5.6 and Section 5.10, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses.

               (b) Notwithstanding any provision in this Agreement to the contrary:

                    (i)  if this Agreement is terminated:

                         (A) by the Company pursuant to Section 7.1(d)(i) after receipt of a Superior Proposal or

                         (B) by Parent pursuant to Section 7.1(b), (c) or (f), or

                         (C) by Parent or the Company pursuant to Section 7.1(e) (after receipt of a publicly disclosed Superior Proposal or after the occurrence of any of the events described in clause (i), (ii) or
                              (iii) of Section 7.1(f)) or (g),

                    then, in each case, the Company shall (without prejudice to any other rights of Parent against the Company) reimburse Parent upon demand for all out-of-pocket fees and expenses incurred or paid by or on behalf of Parent or any Affiliate (as hereinafter defined) of Parent in connection with this Agreement, the Stock Option Agreement and the transactions contemplated herein or therein, including all fees and expenses of counsel, investment banking firms, accountants and consultants. As used herein, "Affiliate" shall have the meaning set forth in Rule 405 under the Securities Act.

               (c) Notwithstanding any provision in this Agreement to the contrary:

                    (i)  if this Agreement is terminated:

                         (A) by the Company pursuant to Section 7.1(d)(i) after receipt of a Superior Proposal,

                         (B)  by Parent pursuant to Section 7.1(b) or (f), or

                         (C) by Parent pursuant to Section 7.1(c) or by Parent or the Company pursuant to Section 7.1(e) in either case after receipt of a publicly disclosed Superior Proposal or after the occurrence of any of the events described in clause (i), (ii) or
                              (iii) of Section 7.1(f),

                    and, in the case of (A), (B) or (C), prior to, concurrently with or within 12 months after such a termination a Third Party Acquisition Event (as defined below) occurs, then the Company shall (in addition to any obligation under Section 5.6(b) and without prejudice to any other rights of Parent against the Company) pay to Parent the Termination Fee (as defined below) in cash, such payment to be made promptly, but in no event later than the second business day following, the later to occur of such termination and such Third Party Acquisition Event; or

                    (ii) if this Agreement is terminated by Parent or the Company pursuant to Section 7.1(g), then the Company shall (in addition to any obligation under Section 5.6(b) and without prejudice to any other rights of Parent against the Company) pay to Parent the Termination Fee in cash, such payment to be made by the Company concurrently with such termination if the termination is by the Company, or no later than the second business day following such termination if the termination is by Parent.

               "Termination Fee" means $2,000,000; provided, however, that (i)
                                                   --------  -------
such amount shall be reduced to an amount not less than zero by subtracting from $2,000,000 the amount realized by Parent under the Stock Option Agreement which is in excess of $1,350,000, and (ii) the total of the Termination Fee and the net amount actually realized by Parent under the Stock Option Agreement, after netting out the aggregate Exercise Price (as defined therein) paid by Parent, shall not exceed $3,350,000. If the total of the Termination Fee and the net amount actually realized by Parent under the Stock Option Agreement, after netting out the aggregate Exercise Price paid by Parent, exceeds $3,350,000, Parent shall promptly pay to the Company the amount of such excess.

               A "Third Party Acquisition Event" means any of the following events: (A) any person (other than Parent or its Affiliates) acquires or becomes the beneficial owner of 20% or more of the outstanding Shares; (B) any group (other than a group which includes or may reasonably be deemed to include Parent or any of its Affiliates) is formed which, at the time of formation, beneficially owns 20% or more of the outstanding Shares; (C) the Company enters into, or announces that it proposes to enter into, an agreement, including, an agreement in principle, providing for a merger or other business combination involving the Company or a "significant subsidiary" (as defined in Rule 1.02(v) of Regulation S-X as promulgated by the SEC) of the Company or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of, the Company or a significant subsidiary (other than the transactions contemplated by this Agreement); (D) any person (other than Parent or its Affiliates) is granted any option or right, conditional or otherwise, to acquire or otherwise become the beneficial owner of Shares which, together with all Shares beneficially owned by such person, results or would result in such person being the beneficial owner of 20% or more of the outstanding Shares; or
(E) there is a public announcement with respect to a plan or intention by the Company to effect any of the foregoing transactions. For purposes of this
Section 5.6(c), the terms "group" and "beneficial owner" shall be defined by reference to Section 13(d) of the Exchange Act.

               (d) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated by the Company pursuant to Section 7.1(b) or (c), then Parent shall (without prejudice to any other rights of the Company against Parent) reimburse the Company upon demand for all out-of-pocket fees and expenses incurred or paid by or on behalf of the Company or any Affiliate of the Company in connection with this Agreement, the Stock Option Agreement and the transactions contemplated herein or therein, including all fees and expenses of counsel, investment banking firms, accountants and consultants.

               Section 5.7.  Company Stock Options.
                             ---------------------

               (a) The Company shall take such action satisfactory to Parent as shall be necessary to cause each Purchase Period and Offering Period under the Company's 1999 Employee Stock Purchase Plan (as such terms are defined therein), all options outstanding thereunder and the Company's 1999 Employee Stock Purchase Plan itself to terminate effective no later than the close of business on the business day immediately preceding the Effective Time.

               (b) The Company shall take such action satisfactory to Parent as shall be necessary to cause, to the extent permitted under the applicable Company Stock Option Plan and related option agreements, each Company Stock Option that is outstanding as of immediately after the close of business on the business day immediately preceding the Effective Time, whether or not such Option is then exercisable or vested, to be canceled and the holder thereof to be paid by the Company an amount equal to (A) the product of (1) the number of Shares subject to such Option and (2) the excess, if any, of the Merger Consideration over the exercise price per Share subject to such Option, minus
(B) all applicable federal, state and local Taxes required to be withheld in respect of such payment.

               (c) The Company shall take all action necessary to implement the provisions of this Section 5.7, including amendment of the Company Stock Option Plans. The Company shall take no action to accelerate or otherwise affect the exercisability or vesting of any Company Stock Option or other stock-based award, except as expressly provided in this Section 5.7 or otherwise required by the applicable Company Stock Option Plan and related option agreements.

               Section 5.8.  Reasonable Best Efforts.
                             -----------------------

               (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including: (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act and State Takeover Approvals), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement, the Stock Option Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

          (b) Each party shall use all reasonable best efforts not to take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

          (c) Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by either Parent or the Company or any Governmental Entity to effect the Merger and to consummate the other transactions contemplated hereby, the Company shall not, without Parent's prior written consent, commit to any divestiture transaction, and neither Parent nor any of its Affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any of the businesses, product lines or assets of Parent or any of its Subsidiaries or that otherwise would have a Material Adverse Effect on Parent or the Company.

          Section 5.9.  Public Announcements.  Parent and the Company will not
                        --------------------
issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or the Nasdaq National Market.

          Section 5.10. Real Estate Transfer and Gains Tax.  Parent and the
                        ----------------------------------
Company agree that either the Company or the Surviving Corporation will pay any foreign, state or local tax which is attributable to the transfer of the beneficial ownership of the Company's or its Subsidiaries' real property, if any (collectively, the "Gains Taxes"), and any penalties or interest with respect to the Gains Taxes, payable in connection with the consummation of the Merger. The Company and Parent agree to cooperate with the other in the filing of any Tax Returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such property that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real property of the Company and its Subsidiaries shall be determined by Parent in its reasonable discretion.

          Section 5.11. State Takeover Laws.  If any "fair price," "business
                        -------------------
combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby or by the Stock Option Agreement or any Stockholder Agreement, Parent, Sub and the Company and their respective Boards of Directors shall use their best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby and thereby.

                                  ARTICLE VI
                      CONDITIONS PRECEDENT TO THE MERGER

          Section 6.1.  Conditions to Each Party's Obligation to Effect the
                        ---------------------------------------------------
Merger.  The respective obligations of each party to effect the Merger shall be
------
subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a)  Stockholder Approval.  This Agreement shall have been duly
               --------------------
approved by the requisite vote of stockholders of the Company in accordance with applicable law and the Company Charter and Amended and Restated Bylaws of the Company.

          (b)  HSR and Other Approvals.
               -----------------------

               (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

               (ii) All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, including the Federal Communications Commission, that are necessary to effect the Merger or any of the transactions contemplated hereby shall have been obtained, shall have been made or shall have occurred.

          (c)  No Order.  No court or other Governmental Entity having
               --------
jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

          Section 6.2.  Condition to Obligation of the Company to Effect the
                        ----------------------------------------------------
Merger.  The obligation of the Company to effect the Merger shall be subject to
------
the fulfillment at or prior to the Effective Time of the following additional condition:

          (a)  Performance of Obligations; Representations and Warranties.  Each
               ----------------------------------------------------------
of Parent and Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received certificates signed on behalf of each of Parent and Sub by one of its officers to such effect.

          Section 6.3.  Conditions to Obligations of Parent and Sub to Effect
                        -----------------------------------------------------
the Merger. The obligations of Parent and Sub to effect the Merger shall be
----------
subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

          (a)  Performance of Obligations; Representations and Warranties.  The
               ----------------------------------------------------------
Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

          (b)  Consents.
               --------

               (i) The Company shall have obtained the consent or approval of each Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby.

               (ii) The Company shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except as to which the failure to obtain such consents and approvals would not, in the reasonable opinion of Parent, individually or in the aggregate, have a Material Adverse Effect on the Company or Parent or upon the consummation of the transactions contemplated in this Agreement, the Stock Option Agreement or any Stockholder Agreement.

               (iii) In obtaining any approval or consent required to consummate any of the transactions contemplated herein, in the Stock Option Agreement or any Stockholder Agreement, no Governmental Entity shall have imposed or shall have sought to impose any condition, penalty or requirement which, in the reasonable opinion of Parent, individually or in aggregate would have a Material Adverse Effect on the Company or Parent.

          (c)  Cancellation of Company Warrants.  Parent shall have received
               --------------------------------
evidence reasonably satisfactory to it that all Company Warrants have been or, upon the Effective Time, will be exercised or otherwise terminated and cancelled.

          (d)  Material Adverse Change.  Since the date of this Agreement, there
               -----------------------
shall have been no Material Adverse Change with respect to the Company. Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

          (e)  Company Stock Option Plans.  The Company shall have taken all
               --------------------------
action required to be taken by the Company to implement the provisions of
Section 5.7.

          (f)  Dissenting Shares. Holders of not more than 5% of the outstanding
               -----------------
Shares shall have properly exercised and not revoked their rights to dissent to the Merger under Section 262 of the DGCL.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

          Section 7.1.  Termination.  This Agreement may be terminated at any
                        -----------
time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the
Company:

          (a)  by mutual written consent of Parent and the Company;

          (b) except for a breach by the Company of Section 5.1, by either Parent or the Company if the other party shall have failed to comply in all material respects with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within five business days following receipt by such other party of written notice of such failure to comply;

          (c) by either Parent or the Company if there has been (i) a breach by the other party (in the case of Parent, including any material breach by Sub) of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) a breach by the other party (in the case of Parent, including any material breach by Sub) of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within five business days following receipt by the breaching party of written notice of the breach;

          (d) by Parent or the Company if: (i) the Merger has not been effected on or prior to the close of business on November 30, 2001; provided, however,
                                                           --------  -------
that the right to terminate this Agreement pursuant to this Section 7.1(d)(i) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date; or
(ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

          (e) by Parent or the Company if the stockholders of the Company do not approve this Agreement at the Stockholder Meeting or at any adjournment or postponement thereof;

          (f) by Parent if (i) the Board of Directors of the Company shall not have recommended, or shall have resolved not to recommend, or shall have qualified, modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable and fair to and in the best interest of the Company and its stockholders, or shall have resolved to do so, (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company any Takeover Proposal or shall have resolved to do so or (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders); or

          (g) by Parent or the Company if the Company enters into a merger, acquisition or other agreement (including an agreement in principle) to effect a Superior Proposal or the Board of Directors of the Company resolves to do so; provided, however, that the Company may not terminate this Agreement pursuant to
--------  -------
this Section 7.1(g) unless (i) the Company has delivered to Parent a written notice of the Company's intent to enter into such an agreement to effect the Superior Proposal, (ii) two business days have elapsed following delivery to Parent of such written notice by the Company and (iii) during such two business day period the Company has fully cooperated with Parent, including informing Parent of the terms and conditions of the Takeover Proposal and the identity of the person making the Takeover Proposal, with the intent of enabling Parent to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected; provided, further, that
                                                      --------  -------
the Company may not terminate this Agreement pursuant to this Section 7.1(g) unless at the end of such two business day period the Board of Directors of the Company continues reasonably to believe that the Takeover Proposal constitutes a Superior Proposal when compared to the Merger (taking into account any such modification as may be proposed by Parent and after consultation with the Company's independent financial advisor) and concurrently with such termination the Company pays to Parent the amounts specified under Sections 5.6(a), (b) and
(c).

          The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

          Section 7.2.  Effect of Termination.  In the event of termination of
                        ---------------------
this Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for the last sentence of Section 5.3 and the entirety of Sections 5.6, 8.2, 8.3, 8.4, 8.5, 8.6 and 8.9, each of which shall survive the termination); provided, however, that nothing contained in this Section 7.2
              --------  -------
shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

          Section 7.3.  Amendment.  This Agreement may be amended by the parties
                        ---------
hereto, by or pursuant to action taken by their respective Boards of Directors, in the case of Sub or the Company, or Parent, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval, no amendment which by law or the rules of the Nasdaq National Market requires further approval by such stockholders shall be made without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 7.4.  Waiver.  At any time prior to the Effective Time, the
                        ------
parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE VIII
                              GENERAL PROVISIONS

          Section 8.1.  Non-Survival of Representations and Warranties.  The
                        ----------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

          Section 8.2.  Notices.  All notices and other communications hereunder
                        -------
shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to Parent or Sub, to:

          General Electric Company
          c/o GE Medical Systems
          P.O. Box 414, W-410
          Milwaukee, Wisconsin 53201
          Attention: General Counsel
          Facsimile No.:  414-544-3575

          for overnight courier deliveries, to:

          General Electric Company
          c/o GE Medical Systems
          3000 North Grandview Boulevard
          Waukesha, Wisconsin 53188
          Attention: General Counsel
          with copies to:

          General Electric Company
          3135 Easton Turnpike
          Fairfield, Connecticut 06431-0001
          Attention:  Vice President and Senior
            Counsel - Transactions
          Facsimile No.:  203-373-3008


          and


          Sidley Austin Brown & Wood
          Bank One Plaza
          10 South Dearborn Street
          Chicago, Illinois 60603
          Attention:  Dennis V. Osimitz, Esq.
          Facsimile No.:  312-853-7036

          If to the Company, to:

          Data Critical Corporation
          19820 North Creek Parkway, Suite 100
          Bothell, WA 98011
          Attention:  Chief Executive Officer
          Facsimile No.: 425-482-7014

          with a copy to:

          Orrick, Herrington & Sutcliffe LLP
          719 Second Avenue
          Suite 900
          Seattle, WA 98104
          Attention:  Stephen M. Graham, Esq.
          Facsimile No.: 206-839-4301

          Section 8.3.  Interpretation.
                        --------------

          (a) When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          (b) "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which Parent or the Company, as the case may be

(either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

          (c) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to the Company or Parent, as the case may be, any change or effect that is or could reasonably be expected to be materially adverse to the business, operations, assets, liabilities, employee relationships, customer or supplier relationships, earnings or results of operations or the business prospects and condition (financial or otherwise), of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, as the case may be.

          (d) "Knowledge of the Company" means the actual knowledge of the directors and executive officers of the Company.

          Section 8.4.  Counterparts.  This Agreement may be executed in
                        ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          Section 8.5.  Entire Agreement; No Third-Party Beneficiaries.  This
                        ----------------------------------------------
Agreement, except for the Stock Option Agreement and as provided in the last sentence of Section 5.3, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement, except for the provisions of Section 5.4, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          Section 8.6.  Governing Law.  Except to the extent that the laws of
                        -------------
the State of Delaware are mandatorily applicable to the Merger, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          Section 8.7.  Assignment.  Subject to Section 1.1, neither this
                        ----------
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

          Section 8.8.  Severability.  If any term or other provision of this
                        ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

          Section 8.9.  Enforcement of this Agreement.  The parties hereto agree
                        -----------------------------
that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (but any such proceeding shall be brought exclusively in either the U.S. District Court for the District of Connecticut or the Eastern District of Wisconsin), such remedy being in addition to any other remedy to which any party is entitled at law or in equity. Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding and waives any objection based on forum non conveniens or any other objection to venue thereof.

          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                              GENERAL ELECTRIC COMPANY



                              By: /s/ J. Keith Morgan
                                  --------------------------------
                              Name: J. Keith Morgan
                              Title: VP & General Counsel
                                     GE Medical Systems



                              ETHER MERGER CORP.



                              By: /s/ Pamela S. Key
                                  --------------------------------
                              Name: Pamela S. Key
                              Title: VP & General Counsel



                              DATA CRITICAL CORPORATION



                              By: /s/ Richard Earnest
                                  --------------------------------
                              Name: Richard Earnest
                              Title: Chief Executive Officer